EXHIBIT 5.1

Dykema Gossett PLLC 111 E. Kilbourn Ave. Suite 1050 Milwaukee, WI 53202 www.dykema.com Tel: 414-488-7300

August 6, 2025

Board of Directors

Solitario Resources Corp.

4251 Kipling St., Suite 390

Wheat Ridge, CO 80033

RE: Registration Statement on Form S-3

Board of Directors:

We have acted as counsel to Solitario Resources Corp., a Colorado corporation (the “Company”), in connection with the Company’s filing with the U.S. Securities and Exchange Commission of a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the offer and resale of up to an aggregate of 7,142,855 shares of Company common stock, $0.01 par value per share (“Common Stock”) by the selling shareholders named in the Registration Statement (the “Shares”).  The Shares collectively were issued to two separate investors (i) pursuant to the terms and conditions as set forth in a Stock Purchase Agreement, by and between one of the security holders and the Company, effective as of June 18, 2025 (the “Stock Purchase Agreement”), and (ii) pursuant to the terms and conditions of a Subscription Agreement between the Company and an investor effective as of June 18, 2025 2023 (the “Subscription Agreement”).

In rendering the opinion set forth below, we have examined and relied upon the Registration Statement and related prospectus, the Company’s organizational documents, the Subscription Agreement, the Stock Purchase Agreement, and such other documents, records, certificates, memoranda and other instruments, and such others matters of fact and questions of law, as we have considered necessary or appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original documents and the conformity to original documents of all photostatic and facsimile copies submitted to us, and the due execution and delivery of all documents by any party where due execution and delivery are a prerequisite to the effectiveness thereof. We have also assumed that all information contained in all documents reviewed by us is true and correct. As to any facts material to the opinion expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company.

Based upon, subject to and limited by the foregoing, we are of the opinion that, assuming receipt by the Company of the consideration for the Shares specified in the resolutions of the Company’s board of directors authorizing the issuance thereof, the Shares are validly issued, fully paid, and nonassessable.

 In rendering the foregoing opinion, we have assumed that (i) at the time of offer and sale of any of the Shares, the Registration Statement will have been declared effective under the Securities Act, and no stop order suspending its effectiveness will have been issued and remain in effect, and (ii) the Shares were acquired by the holders thereof pursuant to the terms and conditions set forth in the Stock Purchase Agreement or the Subscription Agreement.

We assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement or the related prospectus, other than as expressly stated herein with respect to the Shares to be issued pursuant to the Registration Statement.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. No portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

The forgoing opinion is limited to the Colorado Business Corporation Act.  We express no opinion and make no representation with respect to the law of any other jurisdiction and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. Such consent does not constitute a consent under Section 7 of the Securities Act, because we have not certified any part of such Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Dykema Gossett PLLC

DYKEMA GOSSETT PLLC

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